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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02095) of Walter Industries, Inc. and its subsidiaries of our report dated January 31, 2001, except for Note 2 (which describes revised accounting policies) which is as of January 25, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Tampa, Florida
January 25, 2002